                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

            SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 18, 2001, among Curis, Inc., a Delaware corporation (the "Company"), Elan International Services, Ltd., a Bermuda exempted limited liability company ("EIS"), and Elan Pharma International Limited, an Irish private limited liability company, an affiliate of EIS ("EPIL").

                                R E C I T A L S:

            A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, on the date hereof, (i) 1,000 shares of a newly-created series of the Company's convertible exchangeable preferred stock, par value U.S.$0.01 per share, designated "Series A Convertible Exchangeable Preferred Stock" (the "Series A Preferred Stock"), (ii) 546,448 shares of the Company's common stock, par value U.S.$0.01 per share ("Common Stock"), and
(iii) a warrant to purchase up to 50,000 shares of Common Stock, as provided therein, in the form attached hereto as Exhibit A (as amended at any time, the "Warrant"). The Company further desires to issue and sell to EPIL, and EPIL desires to purchase from the Company, a convertible promissory note of the Company, in the form attached hereto as Exhibit B-1 (the "Note"), advances under which shall be disbursed from time to time in a principal amount up to U.S.$8,010,000 (excluding capitalized interest) in accordance with its terms and subject to the conditions contained herein and therein. The Series A Preferred Stock and the Common Stock are referred to, collectively, herein as the "Shares." The Shares, the Warrant and the Note are referred to, collectively, herein as the "Securities." The rights, preferences and privileges of the Series A Preferred Stock are as set forth in the Company's Certificate of Designations, Preferences and Rights, the form of which is attached hereto as Exhibit C (the "Certificate of Designations").

            B. The Company and EIS have formed Curis Newco, Ltd., an exempted limited liability company organized under the laws of Bermuda ("Newco"), and pursuant to the terms of a Subscription, Joint Development and Operating Agreement, dated as of the date hereof (as amended at any time, the "JDOA"), simultaneously with the transactions contemplated by this Agreement to occur on the Initial Closing Date: (i) the Company shall acquire 6,000 voting common shares of Newco, par value U.S.$1.00 per share (the "Newco Common Shares"), representing 100% of the issued and outstanding Newco Common Shares and, on a fully-diluted basis, 50% of the aggregate outstanding Newco Shares, and 3,612 non-voting convertible preference shares of Newco, par value U.S.$1.00 per share (the "Newco Preference Shares"; together with the Newco Common Shares, the "Newco Shares"), representing 60.2% of the issued and outstanding Newco Preference Shares and, on a fully-diluted basis, 30.1% of the aggregate outstanding Newco Shares and (ii) EIS shall acquire 2,388 Newco Preference Shares, representing 39.8% of the issued and outstanding Newco Preference Shares
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                                      -2-


and, on a fully-diluted basis, 19.9% of the aggregate outstanding Newco Shares. Additionally, as of the date hereof, Newco has entered into license agreements with (i) Neuralab Limited, a Bermuda private limited liability company and as affiliate of EIS and EPIL ("Elan") (such agreement, as amended at any time, the "Elan License Agreement"), and (ii) the Company (such agreement, as amended at any time, the "Company License Agreement"; together with the Elan License Agreement, the "License Agreements").

            C. The Company, EIS and EPIL are executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as Exhibit D (as amended at any time, the "Company Registration Rights Agreement"), in respect of (i) Common Stock issued and purchased hereunder and Common Stock issued or issuable upon conversion of the Series A Preferred Stock, exercise of all or any portion of the Warrant and conversion of all or any portion of the Note and (ii) any other Common Stock owned by EIS or any of its affiliates or their respective permitted transferees. The Company, EIS and Newco are also executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as Exhibit E (as amended at any time, the "Newco Registration Rights Agreement"). This Agreement, the Certificate of Designations, the Note, the Warrant, the JDOA, the Company Registration Rights Agreement, the Newco Registration Rights Agreement, the License Agreements and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA are referred to, collectively, herein as the "Transaction Documents." On June 29, 2001, the Company executed and delivered a letter to and for the benefit of EIS (the "Letter").

                               A G R E E M E N T:

            In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

            SECTION 1. Closing.

            (a) Time and Place. The closing of the Initial Purchase (as defined below) (the "Initial Closing") shall occur on the date hereof (the "Initial Closing Date"). The funding of each advance under the Note (each, a "Note Closing") shall occur on such dates as set forth in Section 1(e) (each, a "Note Closing Date"). The Initial Closing and each Note Closing individually are referred to herein as a "Closing," and the Initial Closing Date and each Note Closing Date individually are referred to herein as a "Closing Date." The Initial Closing shall be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (by means of facsimile or overnight mail) and each Note Closing shall be a paper closing by means of facsimile or as otherwise agreed by the parties.
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                                      -3-


            (b) Sale and Purchase. At the Initial Closing, subject to the terms and conditions hereof, the Company shall issue and sell to EIS, and EIS shall purchase from the Company, (i) 1,000 shares of Series A Preferred Stock, (ii) 546,448 shares of Common Stock and (iii) the Warrant (the "Initial Purchase"). In addition, subject to the terms and conditions hereof and as set forth in the Note, the Company shall issue to EPIL the Note as set forth in Section 1(e).

            (c) Purchase Price. The aggregate purchase price for the Initial Purchase shall be U.S.$16,015,000 (the "Initial Purchase Price"),
U.S.$12,015,000 of which represents the purchase price for 1,000 shares of Series A Preferred Stock, and U.S.$4,000,000 of which represents the purchase price for 546,448 shares of Common Stock and the Warrant.

            (d) Initial Closing Delivery. On the Initial Closing Date, subject to the terms and conditions hereof:

            (i) EIS shall pay the Initial Purchase Price by wire transfer of U.S.$16,015,000 to an account designated in writing by the Company;

            (ii) EIS, EPIL and/or Elan, as applicable, shall execute and deliver to the Company: (A) this Agreement, (B) the Company Registration Rights Agreement, (C) the Newco Registration Rights Agreement, (D) the JDOA and
      (E) the License Agreements;

            (iii) the Company shall execute and deliver to EIS or EPIL, as applicable: (A) certificates representing 1,000 shares of Series A Preferred Stock, (B) certificates representing 546,448 shares of Common Stock, (C) the Note, (D) the Warrant, (E) this Agreement, (F) the Company Registration Rights Agreement, (G) the Newco Registration Rights Agreement, (H) the JDOA, (I) the Certificate of Designations as filed with the Secretary of State of the State of Delaware, (J) the License Agreements, (K) Exchange Shares (as defined in Section 5(b) hereof), including the a stock power relating to the Exchange Shares for the benefit of EIS executed pursuant to Section 6 hereof, (L) a customary secretary's certificate from the secretary of the Company, including a certificate as to the incumbency of the officers of the Company executing any of the Transaction Documents, and (M) any other documents or instruments reasonably requested by EIS or EPIL; and

            (iv) the Company shall cause to be delivered to EIS and EPIL an opinion of counsel in the form attached hereto as Exhibit F.

            (e) Advances under the Note. It is estimated that Newco will require additional funds to commence development of Newco's products. Within the period commencing
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                                      -4-


on the Initial Closing Date and ending on the two year anniversary of the Initial Closing Date (the "Development Period"), EIS and the Company may provide to Newco up to an aggregate maximum amount of U.S.$10,000,000, such funding to be provided by EIS and the Company on a pro rata basis based on their respective equity interests, on a fully-diluted basis, in Newco (the "Development Funding"). In order to ensure the Company has funds available for its share of the Development Funding, EPIL has agreed to advance to the Company up to U.S.$8,010,000 subject to the terms and conditions set forth below and as set forth in the Note.

            (1) From time to time at the request of the Company, EPIL shall make advances under the Note to the Company (each, an "Advance") in an aggregate principal amount of up to U.S.$8,010,000 (excluding capitalized interest) (the "Total Commitment"); provided that the Total Commitment shall be reduced in an amount equal to amounts funded by the Company to Newco as Development Funding (each a "Development Funding Contribution") for which an Advance was not concurrently requested in respect of the Note. The aggregate amount of the Advances made to the Company shall not in any event exceed the amount of Development Funding funded by the Company to Newco (after giving effect to any concurrent Advance made under the Note and any corresponding Development Funding Contribution made by the Company) (the "Maximum Amount").

            (2) Each Advance shall be subject to the following terms and conditions:

                  (A) each Advance shall be made at such time that (x) each Participant (as defined in the JDOA) shall have determined, pursuant to Clauses 6.3 and 6.4 of the JDOA, that Development Funding shall be provided, (y) Newco shall have provided written notice thereof to EIS and to the Company and (z) the Company shall have delivered a written request to EPIL in the form attached hereto as Exhibit B-2 (the "Disbursement Notice") not less than 10 business days prior to the requested Note Closing Date;

                  (B) the minimum amount of each Advance shall be not less than U.S.$250,000 (or such lesser amount up to the Maximum Amount or the Total Commitment, as the case may be, if the amount that remains available is less than U.S.$250,000). The Company shall be entitled to receive up to four (4) Advances in any calendar year;

                  (C) each Advance under the Note shall (x) occur only during the Development Period, (y) together with all previous Advances, not exceed the Total Commitment and (z) together with all previous Advances, not exceed the Maximum Amount;
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                                      -5-


                  (D) at the time of each Advance, no material breach or default by the Company under any Transaction Document shall have occurred and be continuing;

                  (E) at the time of each Advance, the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date made and the representations and warranties of the Company contained in clauses (a), (b)(iv), (c), (d),
      (e), (f)(i), (g)(A)(II)-(III), (g)(B), (h)(i), (i) and (k) of Section 2
      hereof as of such Note Closing Date; and

                  (F) at the time of each Advance, each of EIS and EPIL shall have received any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996 (Ireland), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other similar law or regulation (collectively, the "Applicable Anti-Trust Laws"); provided that in the event that EIS and EPIL have not obtained approval under all Applicable Anti-Trust Laws at the time a determination of the necessity of such funding by the Newco Directors and such approval would be required, the Company shall issue to EPIL a non-convertible note substantially in the form of the Note (other than provisions relating to conversion), and the parties hereto shall work together in good faith to agree on an alternative funding mechanism for future borrowings.

             (3) On each Note Closing Date, (x) EPIL shall fund the amount set forth in the Disbursement Notice by wire transfer of immediately available funds and confirm, in writing, the aggregate principal amount outstanding immediately thereafter, (y) the Company shall deliver to EPIL an officers' certificate in the form attached hereto as Exhibit B-3 confirming (A) that the conditions described in clauses (2)(A)-(E) above have been satisfied and (B) the outstanding aggregate principal amount after such wire transfer and (z) the Company shall furnish such documents and instruments that EPIL shall reasonably request.

            (f) Exemption from Registration; Legend. The Securities and any underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and are also subject to certain rights and obligations set forth herein. Accordingly, the certificates evidencing the Series A Preferred Stock, the Common Stock, the Warrant, the Note and any shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO

      INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS
      (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS AND OBLIGATIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 18, 2001, BY AND AMONG CURIS, INC., ELAN INTERNATIONAL SERVICES, LTD. AND ELAN PHARMA INTERNATIONAL LIMITED.

            Notwithstanding the foregoing, the second paragraph of the foregoing legend shall only be included if then applicable.

            SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to EIS and EPIL as follows:

            (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise) or prospects of the Company (a "Company Material Adverse Effect"). The Company hereby acknowledges that as of the Initial Closing Date it is not in good standing as a foreign corporation in the Commonwealth of Massachusetts.

            (b) Capitalization. (i) The authorized capital stock of the Company immediately prior to the Initial Closing (without giving effect to the authorization of shares of Series A Preferred Stock pursuant to the Certificate of Designations), consists of
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                                      -7-


      (A) 125,000,000 shares of Common Stock, of which 31,647,391 shares are issued and outstanding and 11,122,635 shares are reserved for future issuance upon exercise of options under plans for employees, officers, directors and consultants, and (B) 5,000,000 shares of preferred stock, par value U.S.$0.01 per share, none of which are issued and outstanding.

            (ii) As of the Initial Closing Date, the Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, exercise of the Warrant and conversion of the Note (and as pay-in-kind interest on the Note) and a sufficient number of shares of Series A Preferred Stock for issuance as dividends on the Series A Preferred Stock.

           (iii) Except as set forth in the Transaction Documents, as described on Schedule 2(b), or for such documents listed as exhibits to the Company's Annual Report for the fiscal year ended December 31, 2000 filed on Form 10-K with the Securities and Exchange Commission (the "SEC") on March 30, 2001 (the "Company's Form 10-K") or the Company's Quarterly Report for the three months ended March 31, 2001 filed on Form 10-Q with the SEC on May 10, 2001 (the "Company's Form 10-Q"), (A) there are no preemptive rights, voting agreements, rights of first offer or refusal, options, warrants or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable for or into, any of the Company's capital stock (collectively, "Preemptive Rights"), and (B) there are no agreements to register any of the Company's outstanding securities under U.S. federal securities laws.

            (iv) The Shares, when issued against payment therefor in accordance with this Agreement or, in the case of the Series A Preferred Stock, as dividends in respect of previously issued shares of Series A Preferred Stock, will be duly and validly issued, fully paid and non-assessable, and the Warrant and the Note (including additional amounts issued as accrued interest), when issued against payment therefor in accordance with this Agreement or, in the case of the Note, as pay-in-kind interest in respect of the then outstanding principal amount of the Note on each respective interest payment date, will be duly and validly issued, and in each case will not be issued in violation of any Preemptive Rights. The shares of Common Stock issuable upon conversion or exercise of the Series A Preferred Stock, the Warrant and the Note (or as pay-in-kind interest on the Note), when issued upon conversion, exercise or in accordance with the terms thereof (the "Underlying Shares"), will be duly and validly issued, fully paid and non-assessable, and will not be issued in violation of, or subject to, any Preemptive Rights.

            (c) Authorization of Transaction Documents; Authorization of Letter. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities and the issuance of the Underlying Shares) have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the availability of equitable relief, including specific performance (collectively, the "Enforceability Exceptions"), and except any rights to indemnity under Section 8 of the Company Registration Rights Agreement may be limited by state and federal securities law and by public policy considerations. The Company had the corporate power and authority to execute and deliver the Letter. The execution, delivery and performance by the Company of the Letter was duly authorized by all requisite corporate action by the Company and it constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

            (d) No Violations. The execution, delivery and performance by the Company of this Agreement, the Letter and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities) and the compliance with the provisions hereof and thereof by the Company do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Certificate of Incorporation or bylaws of the Company, (ii) any applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (iii) any contract, indenture, mortgage, deed of trust, lease, agreement or other instrument (each a "Contract"), to which the Company is a party or by which the Company or any of its property is bound and which is required to be filed by the company with the SEC pursuant to Item 601(b)(10) under Regulation S-K under the Securities Act, except, in each case, where such violation, conflict, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (e) Approvals. Except consent which may be required under any Applicable Anti-Trust Law, no permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents (including the issuance and sale of the Securities and the issuance of the Underlying Shares assuming the accuracy of EIS's and EPIL's representations and warranties contained in this Agreement) by the Company, except where the failure to obtain such permit, authorization, consent, approval, order, notification or filing would not, individually or in the aggregate, have or reasonably be expected to have, a Company Material Adverse Effect, other than the filing of a Form D by the Company pursuant to Regulation D under the Securities Act ("Regulation D").

            (f) SEC Filings; Financial Statements. (i) The Company has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC Filings") required to be filed by the Company during the three-year period prior to the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference, (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and
      (B) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be.

            (ii) The Company's Form 10-K contains the audited consolidated financial statements of the Company at December 31, 2000 (the "Last Audit Date"), together with the reports and opinions thereon of Ernst & Young LLP (the "Audited Financial Statements"), and the Company's Form 10-Q contains the unaudited consolidated financial statements of the Company at March 31, 2001 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are accurate and complete and fairly present in all material respects the financial position of the Company and the results of its operations and its cash flows at such dates and for the periods indicated and were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments. As of the Closing Date, the Company has not incurred and is not liable for any material liabilities or obligations except as set forth in the Financial Statements or Schedule 2(f), other than in connection with or as contemplated by the letter agreement dated as of June 29, 2001 among the Company, Elan, EIS and EPIL (the "Letter of Intent") or the Transaction Documents.

            (g) Absence of Certain Events. Since the Last Audit Date, except as reflected in the Unaudited Financial Statements and except as contemplated by the Letter of Intent or the Transaction Documents or as set forth on
      Schedule 2(g) attached hereto, (A) the Company has not (I) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (II) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents or (III) suffered or permitted to be incurred any liability or obligation against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents; and (B) there has not been any change or development which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

            (h) Properties and Assets; Etc. (i) All of the Company's trade secrets, inventions, patents, patent applications or continuations (in whole or in part), trademarks, trademark registrations, service marks, service mark registrations, copyrights, copyright registrations, or any application therefor or filing in respect thereof which are being licensed or otherwise contributed to Newco by the Company (collectively, and together with any and all know-how, trade secrets and proprietary business or technology information, the "Intellectual Property") are owned or licensed (which licenses constitute Material Contracts (as defined in clause (ii) below)) by the Company; none of the Company's rights in or use of the Intellectual Property has been or, to the Company's knowledge, is currently threatened to be challenged; to the Company's knowledge, without making any inquiry other than those, if any, routinely conducted by the Company in the ordinary course of business, no current or currently planned product based upon the Company's Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if the Company were to distribute, sell, market or manufacture such products, and the Company is not aware of any actual or threatened claim by any person or entity alleging any infringement by the Company of a patent, trademark, service mark, trade name or copyright possessed by such person or entity.

            (ii) The material contracts and agreements of the Company are listed as exhibits to the Company's Form 10-K or the Company's Form 10-Q or as set forth on Schedule 2(h) (the "Material Contracts"); each Material Contract is a legal and valid agreement binding upon the Company and, to the Company's knowledge, is in full force and effect. To the Company's knowledge, there is no breach or default by any party thereunder except any such breach or default that has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (i) Legal Proceedings, etc. Except as disclosed in the Company's Form 10-K or the Company's Form 10-Q, there is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company in their capacities as such that (i) challenges the validity or performance of this Agreement, the Letter or the other Transaction Documents or (ii) could reasonably be expected to have a Company Material Adverse Effect.

            (j) Disclosure. The representations and warranties set forth herein and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they were made.

            (k) Brokers or Finders. There have been no investment bankers, brokers or finders used by the Company in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

            SECTION 3. Representation and Warranties of EIS and EPIL. Each of EIS and EPIL (each, an "Investor") hereby represents and warrants, severally but not jointly, as to itself and not as to the other Investor, to the Company, as of the date hereof, as follows:

            (a) Organization. Such Investor is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Such Investor, where applicable, is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Investors, as applicable (an "EIS Material Adverse Effect").

            (b) Authorization of Transaction Documents. Such Investor has full corporate power and authority to execute and deliver this Agreement and each of the other

      Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by such Investor of this Agreement and each other Transaction Document to which it is a party (including the purchase and acceptance of the Securities) have been duly authorized by all requisite corporate action by such Investor and, when executed and delivered by such Investor, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of such Investor, as applicable, enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.

            (c) No Violation. The execution, delivery and performance by such Investor of this Agreement and each other Transaction Document to which it is a party (including the purchase and acceptance of the Securities) and compliance with provisions hereof and thereof by such Investor will not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the charter or bylaws of such Investor, (ii) any applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Investor or any of their properties or assets or (iii) any Contract to which such Investor is a party or by which such Investor or any of its property is bound, except, in each case, where such violation, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.

            (d) Approvals. Except for consents which may be required under Applicable Anti-Trust Laws, no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Investor or the other Transaction Documents to which it is a party.

            (e)  Investment Representations.

             (i) Such Investor is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. Such Investor has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than EIS or its affiliates) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that such Investor shall be permitted to convert or exchange such Securities in accordance with their terms.

            (ii) Such Investor has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares), other than to an affiliate of such Investor in compliance with the Securities Act.

           (iii) Such Investor acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act. In furtherance thereof, such Investor represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

            (iv) Such Investor agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act, pursuant to Rule 144 (or any successor rule) under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no violation of the Securities Act will be involved in such transfer, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. Such Investor understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying Shares), as provided in the Company Registration Rights Agreement. Such Investor understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

            (f) Legal Proceedings, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of such Investor threatened, against such Investor that challenges the validity or performance of this Agreement or the other Transaction Documents to which such Investor is a party.

            (g) Brokers or Finders. There have been no investment bankers, brokers or finders used by such Investor or its affiliates in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

            SECTION 4. Covenants of the Parties.

            (a) Certain Covenants. From and after the Initial Closing Date and until the earlier to occur of the exercise or expiration of the Exchange Right (as such term is defined in Section 5(c) hereof), the Company shall not without the prior written consent of EIS: (i) sell, transfer, encumber, pledge or otherwise affect, in any respect, the Exchange Shares (as defined in Section 5(c) hereof) transferable to EIS upon exercise by EIS of the Exchange Right; or
(ii) affect, in any respect, the Company's ability to permit EIS to exercise the Exchange Right in full, as provided herein.

            (b) Fully-diluted Stock Ownership. (i) Notwithstanding any other provision of this Agreement, in the event that EIS and EPIL shall have determined that at any time they (together with their affiliates, if applicable) hold or have the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 9.9% of the outstanding Common Stock on a fully-diluted basis, each of EIS and EPIL shall have the right to elect to convert all or any part of the Securities into other preferred, non-voting securities of the Company (mutually satisfactory to the Company and EIS and/or EPIL, as the case may be, but having terms no more favorable than the Securities being so converted by EIS or EPIL, as the case may be) such that EIS, EPIL and their affiliates will not directly or indirectly own more than 9.9% of the Common Stock for a period of at least two years from the Initial Closing Date. In the event that EIS or EPIL shall elect such conversion, EIS, EPIL and their affiliates shall retain the right to transfer all or a portion of such securities (including the Common Stock issuable upon conversion thereof) to their respective affiliates, subject to compliance with applicable securities laws. Each of the Company, EIS and EPIL shall use commercially reasonable efforts to effect such transactions and any required subsequent conversions or adjustments to the securities position of EIS and EPIL, on a quarterly basis, within 15 business days of the end of each of EIS's and EPIL's fiscal quarters.

            (ii) The Company shall bear the fees and expenses in connection with the first such conversion pursuant to the rights set forth in clause (i) above; thereafter, EIS, EPIL or such applicable affiliate, as the case may be, shall reimburse the Company for its reasonable legal fees, expenses, filing fees and other reasonable documented costs and fees in connection with carrying out each succeeding conversion pursuant to the rights set forth in clause (i) above.

            (c) Use of Proceeds. The Company shall use the proceeds of (i) the issuance and sale of the Series A Preferred Stock solely to meet its initial capitalization obligations to Newco as described in the JDOA and (ii) the Advances made in respect of the Note solely to make a substantially concurrent Developmental Funding Contribution to Newco, as described Section 1(e) hereof, and, in each case, for no other purpose.

            (d)  Confidentiality; Non-Disclosure.

             (i) Subject to clause (ii) below, from and after the date hereof, neither the Company, EIS nor EPIL (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, and potential bank creditors and investors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible or (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses commercially reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein and notifies the other party prior to such disclosure so that such other party may, if it chooses, seek such relief. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

            (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance shall obtain the consent of the other parties to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if any such other party shall not have responded to such consent request within three business days, such consent shall be deemed given.

            (e) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

            (f) Qualification as a Foreign Corporation. The Company agrees to use its best efforts to qualify as a foreign corporation authorized to do business in the Commonwealth of Massachusetts as soon as is reasonably practicable.

            SECTION 5.   Certain Rights of EIS.

            (a) Maintenance Right. Upon the granting of any Preemptive Rights by the Company to any person other than EIS or an affiliate of EIS at any time from the Initial Closing Date until the fourth anniversary of the Initial Closing Date, the Company shall concurrently grant EIS the right (but not the obligation) to participate in any issuance of Common Stock and any other equity financing, any financing involving securities convertible or exchangeable for equity, or any grant of options, warrants or other rights to purchase any Common Stock of the Company or any security convertible, exchangeable or exercisable, directly or indirectly, for or into Common Stock (collectively, "Common Stock Equivalents"), in each case, consummated, or proposed to be consummated, by the Company, on the same or monetarily equivalent terms and conditions offered to the other proposed investors in such financing or recipient of such grant, in order for EIS and its affiliates to maintain their pro rata, fully-diluted interest in the Company, based on the number of shares of Common Stock owned by EIS and its affiliates, assuming the conversion or exercise of all Common Stock Equivalents (including, but not limited to, the Securities) and the actual number of shares of Common Stock outstanding on the date such financing is consummated (the "Maintenance Right"). If, in connection with such an issuance, Common Stock or Common Stock Equivalents are to be issued and sold for consideration other than cash, then the Board shall, in good faith, determine the fair market value of such non-cash consideration, subject to EIS's reasonable approval (provided that if EIS shall reasonably not approve such valuation, the Company and EIS shall agree upon a third party appraiser who shall determine the cash valuation of such non-cash consideration), and offer to sell the subject Common Stock or Common Stock Equivalents as set forth herein for the cash equivalent of such non-cash consideration. Notice of such a proposed offering shall be given by the Company to EIS at least 20 days prior to the closing of such financing (the "New Issue Notice") and shall state the Company's bona fide intent to offer such securities, the number of securities to be offered (a calculation of the number of shares of Common Stock into which such Common Stock Equivalents may be convertible, exchangeable or exercisable, directly or indirectly, for or into), and the price and terms, if any, upon which it proposes to offer such securities. The Maintenance Right may be exercised by EIS, in whole or in part, at any time within the 10 business day period after receipt of the New Issue Notice by delivery to the Company of a writing notifying the Company of such exercise. If the proposed offering of securities is altered in any material respect, the Company shall send to EIS a revised New Issue Notice and EIS shall respond thereto, each within a 10 business day period commencing upon receipt of such revised notice. If EIS elects not to exercise the Maintenance Right, the Company may sell such securities to the parties set forth in the New Issue Notice, at any time after the applicable 10 business day period, on terms no more favorable to the offerees than as set forth in the New Issue Notice; provided that if such offering is not completed within 60 days after the expiration of the applicable 10 business day period, such offering shall again be subject to such Maintenance Right and the Company shall comply with the terms of this Section 5(a). The Maintenance Right shall not apply to any (i) offerings under employee option plans existing as of the date of grant of the Maintenance Right or any employee option plans or agreements approved in good faith by the Company's board of directors after the date of grant of the Maintenance Right, (ii) asset or company acquisitions paid for in capital stock, so long as, in each case, the primary purpose of such transaction is not the raising of additional capital, (iii) issuances of securities pursuant to any rights, agreements, options, warrants or other Common Stock Equivalents outstanding as of the date of grant of the Maintenance Right (including the issuance of securities to EIS as contemplated hereby), (iv) underwritten public offerings, (v) issuances of securities in connection with any stock split, stock dividend or recapitalization by the Company, (vi) issuances of securities in connection with debt financing to banks or equipment lessors which, in the aggregate and at any time outstanding, represent up to 1.0% of the outstanding Common Stock and Common Stock Equivalents, collectively, on a fully diluted basis, and (vii) issuances of securities in connection with any joint venture or other licensing or partnering arrangements with a Strategic Investor (as defined below) that has been approved in good faith by the Company's board of directors. The Maintenance Right, or the right to be granted the Maintenance Right if not then granted, shall terminate and be of no further force and effect upon the earlier to occur of (x) such time as EIS's and its affiliates' collective ownership interest in Common Stock and Common Stock Equivalents falls below 4% on a fully-diluted basis and (y) the fourth anniversary of the Initial Closing Date.

            The Company agrees that it will use its reasonable best efforts to take such action, if any, required under the General Corporation Law of the State of Delaware at the time of the grant of the Maintenance Right in order to give effect to the preemptive rights of EIS under the Maintenance Right.

            A "Strategic Investor" means a person or entity investing in or acquiring securities of the Company or Newco for strategic purposes such as an investment made by a pharmaceutical company partner in connection with a collaboration or issuance of securities of the Company to a university or research organization in connection with a license or research arrangement with the Company.

            (b) Conversion and Exchange Rights. The Certificate of Designations sets forth certain rights of the holders of shares of Series A Preferred Stock to convert such shares of Series A Preferred Stock into newly issued fully paid, non-assessable shares of Common Stock, or to exchange such shares of Series A Preferred Stock (or the shares of Common

Stock into which such shares of Series A Preferred Stock were converted under certain specified circumstances) for the Newco Preference Shares issued to the Company on the Initial Closing Date (or, if such Newco Preference Shares have been converted by the Company pursuant to the terms thereof, the securities issued upon such conversion and, in each case, including stock distributions and dividends issued thereon, the "Exchange Shares") (the "Exchange Right"), and the Company agrees that it will not knowingly take any action which would impair such rights other than as otherwise permitted by the provisions thereof.

            If EIS elects to exercise the Exchange Right (as defined in the Certificate of Designations), EIS shall, at its option, either

            (A) pay to the Company within 30 days of such exercise an amount equal to (x) 30.1% of the aggregate amount of the Development Funding (but not including any capitalized or accrued and unpaid interest on the Note) provided to Newco (by or on behalf of the Company and EIS and their respective affiliates and subsidiaries), (y) plus such amount, if any, of the Development Funding contributed to Newco by the Company as a result of a failure by EIS to provide its pro rata share of the Development Funding and (z) less such amount, if any, of the Development Funding contributed to Newco by EIS as a result of a failure by the Company to provide its pro rata share of the Development Funding (the sum of (x), (y) and (z) as a percentage of the Development Funding contributed to Newco, the "Make-Whole Percentage"), in each case, from and after the Initial Closing Date and immediately prior to such exercise; or

            (B) cause EPIL to surrender to the Company for cancellation all or a portion of the Note and/or, as appropriate, all or a portion of the shares of the Common Stock into which all or a portion of the Note may have been converted, with an aggregate principal amount equal to the Make-Whole Percentage of the aggregate amount of Development Funding (but not including any accrued and unpaid interest thereon) provided to Newco (by or on behalf of the Company and EIS and their respective affiliates and subsidiaries) from and after the Initial Closing Date and immediately prior to such exercise (to which EPIL hereby agrees); or

            (C) a combination of (A) and (B) above such that the sum equals the Make-Whole Percentage of the aggregate amount of Development Funding (but not including any capitalized or accrued and unpaid interest on the Note) provided to Newco (by or on behalf of the Company and EIS and their respective affiliates and subsidiaries) from and after the Initial Closing Date and immediately prior to such exercise.

            In the event of a Required Conversion (as defined in the Certificate of Designations), the Common Stock delivered upon such conversion shall have the benefit of the

Exchange Right identical to that with respect to the Series A Preferred Stock so converted and shall be evidenced by a security substantially in the form of Exhibit G.

            SECTION 6. Pledge of Exchange Shares. In order to secure the Company's obligations pursuant to the Exchange Right, the Company hereby pledges, assigns and sets over to EIS, all of the Company's right, title and interest in and to all Exchange Shares deliverable by the Company upon exercise of the Exchange Right for such period of time as the Exchange Right shall be exercisable. The Company shall cause to be delivered to EIS all of the certificates together with duly executed stock power in favor of EIS evidencing such shares, and cause to be filed with the Secretary of State of the State of Delaware an appropriate UCC-1 financing statement in respect of such pledge, assignment or setting over, and take all other necessary, appropriate and customary actions in connection therewith or otherwise reasonably requested by EIS. Such pledge shall be governed by the applicable provisions of the UCC (as defined below). Upon exercise of the Exchange Right, EIS shall be entitled to keep and retain such share certificates, which shall then be owned by EIS in accordance with the terms thereof. Until EIS exercises the Exchange Right, the Company shall retain all rights in and to the pledged Exchange Shares (including without limitation all voting, dividend, liquidation and other rights), subject only to this pledge and the JDOA.

            For the purposes of this Section 6, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Massachusetts, "UCC" means the Uniform Commercial Code as in effect is such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            SECTION 7. Survival and Indemnification.

            (a) Survival. For the purposes of this Section 7, the representations and warranties of the Company, EIS and EPIL contained herein shall survive for a period of 24 months from and after the date hereof.

            (b) Indemnification. In addition to all rights and remedies available to the parties hereto at law or in equity, the Company (in such capacity, "Indemnifying Party") shall indemnify EIS, EPIL, their stockholders, officers, directors and assigns, their affiliates, and their affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Persons"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (including all reasonable attorneys' fees and expenses incurred in connection with the enforcement of this Section 7) (collectively, "Losses"), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

            (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party under Section 2 of this Agreement (it being understood that the Company shall not be responsible for any such misrepresentation or breach of warranty by Newco); or

            (ii) any non-fulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under Section 4 or 6 of this Agreement;

provided that in each case such Losses must relate to, be in incurred in connection with, or otherwise arise by virtue of, such Indemnified Person's rights under, or status as a holder of, the Warrant, the shares of Common Stock issued on the Initial Closing Date or the Note (or such shares of Common Stock for or into which such Securities were exercised or converted).

            In the event that any claim or demand for which the Indemnifying Party would be liable to any Indemnified Person hereunder is asserted against or sought to be collected from such Indemnified Person by a third party, such Indemnified Person shall notify the Indemnifying Party within a reasonable period of time in writing of such claim or demand (provided that the failure to provide such notice shall not release the Indemnifying Party of its obligation under this clause (b) unless, and then only to the extent that, the Indemnifying Party has been prejudiced by such failure to provide such notice). Unless or until such time that, in such Indemnified Person's reasonable judgment after consultation with counsel, there exists a conflict of interest between such Indemnified Person and the Indemnifying Party with respect to such claim or demand, the Indemnifying Party shall have the right (but not the obligation) upon notice to such Indemnified Person, at the Indemnifying Party's sole cost and expense, to defend the Indemnified Person against such claim or demand with counsel reasonably satisfactory to the Indemnified Person; provided that so long as the Indemnified Person is represented by such counsel, if such Indemnified Person desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. The Indemnifying Party shall not, without the prior written consent of such Indemnified Person, consent to the entry of any judgment against such Indemnified Person or enter into any settlement or compromise.

            (c) Maximum Recovery. Notwithstanding anything in this Agreement to the contrary, in no event shall the Indemnifying Party be liable for indemnification under this

Section 7 in an amount in excess of the aggregate of the purchase price paid for the Common Stock, the Warrant and the Advances made and not repaid under the Note. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S.$100,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 7.

            (d) Investigation. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

            (e) Contribution. If the indemnity provided for in this Section 7 shall be, in whole or in part, unavailable to any Indemnified Person, due to
Section 7(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 7(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7 shall survive the expiration of this Agreement, the Note and the Warrant. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

            (f) Limitation. This Section 7 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or any other Transaction Document.

            SECTION 8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

             (i)  if to the Company, to:

                  Curis, Inc.
                  61 Moulton Street
                  Cambridge, Massachusetts  02138-1118
                  Attention:  Doros Platika, M.D., President and
                              Chief Executive Officer
                  Facsimile:  (617) 503-6501

                  with a copy to:

                  Cooley Godward LLP
                  4635 Executive Drive
                  San Diego, California  92121
                  Attention:  L. Kay Chandler, Esq.
                  Facsimile:  (858) 453-3555

         (ii)(a)  If to EIS, to:

                  Elan International Services, Ltd.
                  102 St. James Court
                  Flatts, Smiths Parish
                  Bermuda FL 04
                  Attention:  Chief Executive Officer
                  Facsimile:  441-292-2224

             (b)  If to EPIL, to:

                  Elan Pharma International Limited
                  Wil House
                  Shannon Business Park
                  Shannon
                  Co. Clare, Ireland
                  Attention:  Secretary
                  Facsimile:  011-353-61-362097
            with a copy, in the case of (ii)(a) or (b) above, to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention:  William M. Hartnett, Esq.
                  Facsimile:  (212) 269-5420

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

            SECTION 9. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

            SECTION 10. Amendments and Waiver. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS dated after the date hereof.

            SECTION 11. Counterparts and Facsimile. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents (other than the Securities) may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

            SECTION 12. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

            SECTION 13. Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under the Transaction Documents that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

            SECTION 14. Expenses. Except as provided in Section 7 hereof, each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

            SECTION 15. Exhibits and Schedules. The exhibits to and schedules delivered by or on behalf of any party in connection with this Agreement are an integral part of this Agreement, and any statements contained in such schedules shall be deemed to be representations and warranties under this Agreement.

            SECTION 16. Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Agreement may be assigned by EIS, EPIL and their permitted assigns to their respective affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS or EPIL (provided that any such assignment shall not relieve EIS or EPIL, as the case may be, of its obligations under this Agreement). Other than as set forth above, no party shall assign all or any part of this Agreement without the prior written consent of the other party; provided, however, that no consent shall be required in connection with any such transfer or assignment by a party to which the Transaction Documents relate pursuant to a sale of all or substantially all of the assets of such party or any consolidation, merger or reorganization of such party with or into any other person where such other person is the survivor of such consolidation, merger or reorganization.

            SECTION 17. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                                    CURIS, INC.


                                    By:  /s/    Doros Platika, M.D.
                                         ----------------------------------
                                         Name:  Doros Platika, M.D.
                                         Title: President and Chief Executive
                                                Officer


                                    ELAN INTERNATIONAL SERVICES, LTD.


                                    By: /s/    Debra Moore Buryj
                                        -----------------------------
                                        Name:  Debra Moore Buryj
                                        Title: Vice President


                                    ELAN PHARMA INTERNATIONAL
                                        LIMITED


                                    By: /s/    Colin Sainsbury
                                        -----------------------------
                                        Name:  Colin Sainsbury
                                        Title: Authorized Signatory